                                                                      EXHIBIT 11



                NORTH PITTSBURGH SYSTEMS, INC. AND SUBSIDIARIES

                Statement of Computation of Earnings per Share

                                     For the Three Months         For the Nine Months
                                         Ended Sept. 30             Ended Sept. 30
                                   ------------------------     ------------------------

                                       2000        1999             2000        1999
                                   -----------  -----------     -----------  -----------

Net Earnings                       $ 1,158,000  $ 3,279,000     $ 6,870,000  $ 9,750,000
                                   ===========  ===========     ===========  ===========

Weighted average common
   shares outstanding               15,005,000   15,005,000      15,005,000   15,005,000
                                   ===========  ===========     ===========  ===========

Basic and diluted earnings
   per share of common stock       $       .08  $       .22     $       .46  $       .65
                                   ===========  ===========     ===========  ===========